UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2021

VERTIV HOLDINGS CO

Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1050 Dearborn Drive, Columbus, Ohio 43085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Potential Notes Offering

On October 13, 2021, Vertiv Holdings Co (the “Company” and together with its subsidiaries, “Vertiv”) issued a press release announcing that a subsidiary, Vertiv Group Corporation (the “Issuer”), intends to offer $850 million in aggregate principal amount of Senior Secured Notes due 2028 (the “Notes”) in a private placement (the “Offering”), subject to market and other conditions, in connection with the acquisition by the Company of E&I Engineering Ireland Limited and its affiliate, Powerbar Gulf LLC (collectively, “E&I”) (the “Acquisition” and, together with the Offering, the “Transactions”). The Offering will be exempt from registration under the Securities Act of 1933, as amended.

To the extent the Issuer elects to proceed with the Offering, the Issuer currently intends to use the net proceeds from the Offering, together with cash on hand, to finance the cash portion of the purchase price of the Acquisition and to pay fees and expenses related to the Acquisition and the Offering.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein. The information in this Current Report is neither an offer to sell nor a solicitation of an offer to buy any securities.

Disclosure Related to the Transactions

The Company is making available certain information included in the preliminary offering memorandum provided to prospective purchasers of the Notes in connection with the Offering.

The Acquisition of E&I will enable enhanced power growth opportunities with significant revenue synergy potential, including approximately $18 million of anticipated cost synergies, which are anticipated to be fully realized by the end of 2024. The combination is expected to broaden Vertiv’s power infrastructure portfolio, expand its services opportunities by providing additional upfront project start-up and ongoing maintenance services, enable us to offer complete integrated power and modular solutions, help it continue its participation with Hyperscale cloud providers and expand its existing relationships as well as gain new customers with enhanced offerings and ultimately, offer its customers more flexible and scaleable power deployment options.

The Company’s total net debt divided by LTM Adjusted EBITDA (“Net Leverage”) pro forma for the Acquisition is expected to be 3.5x as of June 30, 2021, based on a Combined LTM Adjusted EBITDA of $755 million (excluding approximately $18 million of anticipated cost synergies as a result of the Acquisition). The Combined LTM Adjusted EBITDA does not reflect pro forma adjustments to be made in connection with the Article 11 pro forma financial information we may be required to file and such information may differ significantly from the Combined LTM Adjusted EBITDA presented here.

E&I generated unaudited consolidated net sales of $402 million and Adjusted EBITDA of $102 million for the twelve months ended June 30, 2021, based on information provided to Vertiv by E&I and assuming a constant exchange ratio of 1.390x USD/GBP. While Vertiv has reviewed the unaudited historical data related to E&I provided by E&I in the course of Vertiv’s due diligence, it has not independently verified such data. In addition, this information has not been audited, reviewed, examined, compiled or verified by any independent auditor and has not been prepared in accordance with generally accepted accounting principles in the United States.

Item 9.01 (d) Financial Statements and Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release of Vertiv Holdings Co, dated October 13, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2021

Vertiv Holdings Co

/s/ David Fallon
Name: David Fallon
Title: Chief Financial Officer